Ex. 99.1
XPEL Reports Revenue Growth of 13.1% to $117.4 million, EBITDA Growth of 17.8% to $17.0 million in First Quarter 2026

San Antonio, TX – May 6, 2026 – XPEL, Inc. (Nasdaq: XPEL) (the "Company"), a global provider of protective films and coatings, announced consolidated results1 for the first quarter ended March 31, 2026.

First Quarter 2026 Overview:

•Revenue increased 13.1% to $117.4 million in the first quarter of 2026 compared to $103.8 million in the first quarter of 2025.

•Gross margin of 43.7% in the first quarter of 2026 compared to 42.3% in the first quarter last year.

•Net income attributable to stockholders of the company increased 20.5% to $10.3 million, or $0.37 per basic and $0.37 per diluted share, respectively, versus net income attributable to stockholders of the company of $8.6 million, or $0.31 per basic and diluted share in the first quarter of 2025.

•EBITDA (Earnings Before Interest, Taxes, Depreciation, and Amortization) increased 17.8% to $17.0 million, or 14.5% of revenue, compared to $14.4 million, or 13.9% of revenue in the first quarter of 2025.

Ryan Pape, President and Chief Executive Officer of XPEL, commented, "We delivered solid top and bottom line performance in the first quarter and we are off to a good start for the year. As we continue through 2026, we remain focused on executing on our strategic initiatives and continuing to drive operating leverage."

Financial Highlights for the First Quarter 2026:

Summary consolidated financial information for the first quarter ended March 31, 2026 and 2025 (unaudited, dollars in thousands):

	Three Months Ended March 31,				% Change
	2026	% of Total Revenue	2025	% of Total Revenue	2026 vs. 2025
Total revenue	$117,354	100.0%	$103,805	100.0%	13.1%
Gross margin	51,230	43.7%	43,896	42.3%	16.7%
Operating Expenses	38,219	32.6%	32,776	31.6%	16.6%
Net income attributable to stockholders of the Company	10,345	8.8%	8,586	8.3%	20.5%
EBITDA[2]	16,973	14.5%	14,411	13.9%	17.8%
Net cash provided by operating activities	$7,379	6.3%	$3,228	3.1%	128.6%

Geographical Revenue Summary

	Three Months Ended March 31,		% Change	% of Total Revenue
	2026	2025	Inc (Dec)	2026	2025
United States	$63,842	$58,073	9.9%	54.4%	56.0%
Canada	8,400	9,426	(10.9)%	7.2%	9.1%
North America	72,242	67,499	7.0%	61.6%	65.1%
China	11,709	8,107	44.4%	10.0%	7.8%
Asia Other	5,693	4,550	25.1%	4.8%	4.3%
Asia Pacific	17,402	12,657	37.5%	14.8%	12.1%
EU, UK, and Africa	17,857	15,010	19.0%	15.2%	14.4%
India and Middle East	6,767	6,077	11.4%	5.8%	5.9%
Latin America	3,086	2,562	20.5%	2.6%	2.5%
Total	$117,354	$103,805	13.1%	100.0%	100.0%

Overall Revenue
•Total revenue grew 13.1% compared to first quarter 2025 ("YoY").
•US revenue increased 9.9%YoY.

Product and Service Revenue
•Adjusted product revenue (combining cutbank credits revenue and product revenue) increased 10.2% YoY.
•Total window film revenue increased 24.8% YoY and represented 19.8% of total revenue.
•Total service revenue increased 14.1% YoY.
•Total installation revenue (labor and product combined) grew 24.3% YoY.

Other Financial Information
•Gross margin was 43.7% and 42.3% in the first quarter of 2026 and 2025, respectively.
•Total operating expenses increased 16.6% YoY.
•Sales and marketing expenses increased 27.7% YoY and represented 12.9% of revenue.
•General and administrative expenses increased 10.3% YoY and represented 19.6% of revenue.

Cash Flows from Operations
•Cash flows provided by operations were $7.4 million in the first quarter 2026 compared to $3.2 million in the first quarter of 2025.

2026 Second Quarter Outlook

•The Company expects second quarter 2026 revenue of approximately $135 - $137 million.

Please see the information under "Forward-looking Statements" below regarding certain cautionary statements relating to our 2026 Second Quarter Outlook.

Conference Call Information

The Company will host a conference call and webcast today, May 6, 2026 at 11:00 a.m. Eastern Time to discuss the Company’s first quarter 2026 results.

To access the live webcast, please visit the XPEL, Inc. website at www.xpel.com/events-presentations.

To participate in the call by phone, dial (888) 506-0062 approximately five minutes prior to the scheduled start time. International callers please dial (973) 528-0011. Callers should use access code: 801750.

A replay of the teleconference will be available until June 6, 2026 and may be accessed by dialing (877) 481-4010. International callers may dial (919) 882-2331. Callers should use conference ID: 53842.

About XPEL, Inc.
XPEL is a leading provider of protective films and coatings, including automotive paint protection film, surface protection film, automotive and architectural window films, and ceramic coatings. With a global footprint, a network of trained installers and proprietary DAP software, XPEL is dedicated to exceeding customer expectations by providing high-quality products, leading customer service, expert technical support and world-class training. XPEL, Inc. is publicly traded on Nasdaq under the symbol “XPEL”.

1 The results summarized above for 2026 are preliminary and unaudited. As the Company completes its quarter-end financial close processes and finalizes its financial statements for the first quarter of 2026, it is possible that the Company may identify items that require it to make adjustments to the preliminary information set forth above, and those adjustments could be material. Full first quarter 2026 financial information will be included in the filing of the Company’s Quarterly Report on Form 10-Q with the Securities and Exchange Commission which is anticipated on or prior to May 8, 2026.

2 See "Non-GAAP Financial Measure" and "Reconciliation of Non-GAAP Financial Measure" below.

Forward-looking Statements

This release includes forward-looking statements (within the meaning of Section 27A of the Securities act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended) regarding XPEL, Inc. and its business, which may include, but is not limited to, anticipated use of proceeds from capital transactions, expansion into new markets, execution of the company's growth strategy and outlook. Often, but not always, forward-looking statements can be identified by the use of words such as "plans," "is expected," "expects," "scheduled," "intends," "contemplates," "anticipates," "believes," "proposes" or variations (including negative variations) of such words and phrases, or state that certain actions, events or results "may," "could," "would," "might" or "will" be taken, occur or be achieved. Such statements are based on the current expectations and assumptions of the management of XPEL. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements expressed or implied by the forward-looking statements. These risks, uncertainties and other factors relate to, among others: competition, a prolonged or material contraction in automotive sales and production volumes, disruption in our supply chain, technology that could render our products obsolete, changes in the way vehicles are sold, damage to our brand and reputation, cyber events and other legal and regulatory developments. There are several risks, uncertainties, and other important factors, many of which are beyond the Company’s control, that could cause its actual results to differ materially from the forward-looking statements contained in this press release, including those described in the “Risk Factors” section of Annual Report on Form 10-K. Although XPEL has attempted to identify important factors that could cause actual actions, events or results to differ materially from those described in forward-looking statements, there may be other factors that cause actions, events or results to differ from those anticipated, estimated or intended. No forward-looking statement can be guaranteed. Except as required by applicable securities laws, forward-looking statements speak only as of the date on which they are made and XPEL undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise.

Non-GAAP Financial Measure

To aid in the understanding of XPEL's ongoing business performance, XPEL uses EBITDA, a non-GAAP financial measure. EBITDA is defined as net income (loss) plus interest expense, net, plus income tax expense plus depreciation and amortization expense. EBITDA should be considered in addition to, not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. It is not a measurement of XPEL's financial performance under GAAP and should not be considered as an alternative to revenue or net income, as applicable, or any other performance measures derived in accordance with GAAP and may not be comparable to other similarly title measures. For a full reconciliation of EBITDA to comparable GAAP measure, refer to the reconciliation titled "Reconciliation of Non-GAAP Financial Measure."

For more information, contact:
Investor Relations: John Nesbett/Jennifer Belodeau IMS Investor Relations Phone: (203) 972-9200 Email: xpel@imsinvestorrelations.com

XPEL, Inc.
Consolidated Statements of Income (Unaudited)
(In thousands except per share data)

	Three Months Ended March 31,
	2026	2025
Revenue
Product revenue	$88,714	$78,712
Service revenue	28,640	25,093
Total revenue	117,354	103,805

Cost of Sales
Cost of product sales	52,365	48,439
Cost of service	13,759	11,470
Total cost of sales	66,124	59,909
Gross Margin	51,230	43,896

Operating Expenses
Sales and marketing	15,163	11,875
General and administrative	23,056	20,901
Total operating expenses	38,219	32,776

Operating Income	13,011	11,120

Interest expense	4	75
Foreign exchange gain	(280)	(235)

Income before income taxes	13,287	11,280
Income tax expense	2,782	2,694
Net Income	$10,505	$8,586
Net income attributed to non-controlling interest	160	—
Net income attributable to stockholders of the Company	$10,345	$8,586

Earnings per share attributable to stockholders of the Company
Basic	$0.37	$0.31
Diluted	$0.37	$0.31
Weighted Average Number of Common Shares Outstanding
Basic	27,589	27,655
Diluted	27,666	27,676

XPEL, Inc.
Consolidated Balance Sheets
(In thousands except share and per share data)

	(Unaudited) March 31, 2026	(Audited) December 31, 2025
Assets
Current
Cash and cash equivalents	$45,106	$50,864
Accounts receivable, net	53,515	49,846
Inventory	131,575	122,755
Prepaid expenses and other current assets	7,002	6,651
Income tax receivable	—	581
Total current assets	237,198	230,697
Property and equipment, net	24,102	15,797
Right-of-use lease assets	19,656	21,561
Intangible assets, net	48,446	49,620
Deferred tax asset, net	625	—
Other non-current assets	7,020	5,574
Goodwill	57,400	59,277
Total assets	$394,447	$382,526
Liabilities
Current
Current portion of notes payable	$—	$59
Current portion of lease liabilities	5,741	6,094
Accounts payable and accrued liabilities	61,365	54,289
Income tax payable	1,389	—
Other short-term liabilities	8,728	10,558
Total current liabilities	77,223	71,000
Deferred tax liability, net	—	120
Other long-term liabilities	9,553	9,511
Non-current portion of lease liabilities	15,081	16,710
Total liabilities	101,857	97,341
Stockholders’ equity
Preferred stock, $0.001 par value; authorized 10,000,000; none issued and outstanding	—	—
Capital stock, $0.001 par value; 100,000,000 shares authorized; 27,705,220 and 27,682,807, issued, respectively	28	28
Additional paid-in-capital	18,680	18,049
Accumulated other comprehensive loss	(944)	(135)
Retained earnings	275,685	265,339
Treasury stock, 147,645 and 78,624 shares at cost, respectively	(5,938)	(2,999)
Stockholders’ equity	287,511	280,282
Non-controlling interest	5,079	4,903
Total stockholders’ equity	292,590	285,185
Total liabilities and stockholders’ equity	$394,447	$382,526

XPEL, Inc.
Consolidated Statements of Cash Flows (Unaudited)
(In thousands)

	Three Months Ended March 31,
	(Unaudited)	(Unaudited)
	2026	2025
Cash flows from operating activities
Net income	$10,505	$8,586
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation of property, plant and equipment	1,623	1,535
Amortization of intangible assets	2,059	1,521
Gain on sale of property and equipment	(10)	—
Stock compensation	934	679
Provision for credit losses	343	73
Deferred income tax	(442)	(766)

Changes in assets and liabilities:
Accounts receivable, net	(4,267)	(3,915)
Inventory	(8,959)	(4,188)
Prepaid expenses and other current assets	(1,492)	(551)
Income taxes receivable and payable	1,493	2,954
Accounts payable and accrued liabilities	5,592	(2,700)
Net cash provided by operating activities	7,379	3,228
Cash flows used in investing activities
Purchases of property, plant and equipment	(9,715)	(1,003)
Proceeds from sale of property and equipment	40	2
Acquisition of businesses, net of cash acquired	—	(42)
Development of intangible assets	(218)	(513)
Net cash used in investing activities	(9,893)	(1,556)
Cash flows from financing activities
Restricted stock withholding taxes paid in lieu of issued shares	(303)	(93)
Repayments of notes payable	(59)	(77)
Payments of deferred acquisition consideration	(270)	—
Purchases of treasury shares	(2,939)	—
Net cash used in financing activities	(3,571)	(170)
Net change in cash and cash equivalents	(6,085)	1,502
Foreign exchange impact on cash and cash equivalents	327	(48)
(Decrease) increase in cash and cash equivalents during the period	(5,758)	1,454
Cash and cash equivalents at beginning of period	50,864	22,087
Cash and cash equivalents at end of period	$45,106	$23,541

Supplemental schedule of non-cash activities
Non-cash lease financing	$158	$832
Issuance of Common Stock for vested restricted stock units	$1,227	$190
Non-cash minority interest contribution	$16	$—

Supplemental cash flow information
Cash paid for income taxes	$1,273	$519
Cash paid for interest	$—	$89

Reconciliation of Non-GAAP Financial Measure

EBITDA is a non-GAAP financial measure. EBITDA is defined as net income (loss) plus interest expense, net, plus income tax expense plus depreciation expense and amortization expense. EBITDA should be considered in addition to, not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. It is not a measurement of our financial performance under GAAP and should not be considered as alternatives to revenue or net income, as applicable, or any other performance measures derived in accordance with GAAP and may not be comparable to other similarly titled measures of other businesses. EBITDA has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our operating results as reported under GAAP.

EBITDA does not reflect the impact of certain cash charges resulting from matters we consider not to be indicative of ongoing operations and other companies in our industry may calculate EBITDA differently than we do, limiting its usefulness as a comparative measure.

EBITDA Reconciliation (in thousands)

	Three Months Ended March 31,
	(Unaudited)	(Unaudited)
	2026	2025
Net Income	$10,505	$8,586
Interest	4	75
Taxes	2,782	2,694
Depreciation	1,623	1,535
Amortization	2,059	1,521
EBITDA	$16,973	$14,411